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                            CERTIFICATE OF AMENDMENT
                                     TO THE
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                                       OF
                              WINTHROP FOCUS FUNDS
                                       AND
                          CERTIFICATE OF THE SECRETARY

     The undersigned Secretary of Winthrop Focus Funds, a Massachusetts business trust governed by a written Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust") dated as of February 22, 1996 that was duly executed and filed with the office of the Secretary of the Commonwealth of Massachusetts on February 26, 1996, DOES HEREBY CERTIFY THAT:

     FIRST:    On October 24, 1996, the Trustees of the Trust, pursuant to
Section 9.3 of the Declaration of Trust, duly adopted an amendment to Section
6.2 of the Declaration of Trust whereby the separate class of shares of beneficial interest previously designated the "Aggressive Growth Fund" is redesignated the "Small Company Value Fund".
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     IN WITNESS WHEREOF the undersigned has executed this certificate on this
19th day of February, 1997.

                                 /s/ Martin Jaffe
                                 -----------------
                                   Martin Jaffe
                                   Secretary



STATE OF NEW YORK   )
               ss:
COUNTY OF NEW YORK  )


          On this 19th day of February, 1997 before me personally came Martin Jaffe, to me known, who being duly sworn by me, did depose and say that he is the Secretary of Winthrop Focus Funds, a trust organized under the laws of the Commonwealth of Massachusetts, the trust described in and which executed the foregoing instrument; that he knows the seal of said trust; that the seal affixed to said instrument is such trust seal; that it was so affixed by order of the trustees of said trust, and that he signed his name thereto by order.


                                 /s/ Linda M. Hartley
                                 --------------------
                                   Notary Public